Exhibit 28(g)(i)(B)

AMENDED AND RESTATED SCHEDULE II

THIS AMENDED AND RESTATED SCHEDULE II effective as of December 15, 2016 is the Schedule II to that certain Custody Agreement between FundVantage Trust and The Bank of New York Mellon dated as of March 14, 2011, as may be amended from time to time.

SERIES

Bradesco Latin American Equity Fund

Bradesco Latin American Hard Currency Bond Fund

DuPont Capital Emerging Markets Debt Fund

DuPont Capital Emerging Markets Fund

EIC Value Fund

Estabrook Investment Grade Fixed Income Fund

Fasanara Capital Absolute Return Multi-Asset Fund (effective          )

Gotham Absolute 500 Core Fund

Gotham Absolute 500 Fund

Gotham Absolute Return Fund

Gotham Defensive Long 500 Fund

Gotham Defensive Long Fund

Gotham Enhanced 500 Core Fund

Gotham Enhanced 500 Fund

Gotham Enhanced Return Fund

Gotham Enhanced S&P 500 Index Fund (effective 12/29/16)

Gotham Hedged Core Fund

Gotham Hedged Plus Fund

Gotham Index Core Fund

Gotham Index Plus Fund

Gotham Institutional Value Fund

Gotham Neutral 500 Core Fund

Gotham Neutral Fund

Gotham Total Return Fund

Insight Investment Grade Bond Fund

Lateef Fund

Mount Lucas U.S. Focused Equity Fund

Pacific Capital Tax-Free Securities Fund

Pacific Capital Tax-Free Short Intermediate Securities Fund

Polen Capital Global Growth Fund

Polen Growth Fund

Polen International Growth Fund (effective 12/29/16)

Private Capital Management Value Fund

Quality Dividend Fund

Shelton International Equity Fund

Shelton Tactical Credit Fund

SkyBridge Dividend Value Fund

TOBAM Emerging Markets Fund

IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Schedule II to be executed by their officers designated below effective as of the date and year first above written.

THE BANK OF NEW YORK MELLON

		By:	/s/Dorothy R. McKeown
		Name:	Dorothy R. McKeown
		Title:	Managing Director
		Date:	12/29/16

FUNDVANTAGE TRUST

By:	/s/T. Richard Keyes
Name:	Richard Keyes
Title:	President and CEO
Date:	12/23/2016